Exhibit 4.7

NOVATION CERTIFICATE

To:          THE ROYAL BANK OF SCOTLAND PLC as Agent

From:               LLOYDS BANK PLC and CAIXABANK  S.A., UK BRANCH

Date 2] April 2019

Vodafone Group Ple — U.S.$ 3,935,000,000  (as increased to U.S.$ 4,090,000,000) Revolving Credit Agreement dated 27 February 2015 March 2014 (as amended from and/restated from time to time)

We refer to Clause 27.4 (Procedure for novations).

I.            We, Lloyds Bank Pie (the “Existing Lender”) and CaixaBank S.A., UK Branch (the “New Lender”) agree to the Existing Lender and the New Lender novating all the Existing Lender’s rights and obligations  referred to in the Schedule in accordance with Clause 27.4 (Procedure for novations).

2.            The specified date for the purposes of Clause 27.4(c) (Procedure for novations) is £7April 2019.

3.            The Facility Office and address for notices of the New Lender for the purposes of Clause 33.2 (Addresses for notices) are set out in the Schedule.

4.            The New Lender confirms that it has given notice to Vodafone of the entry into of this Novation Certificate and has obtained Vodafone’s consent in accordance with Clause 27.2(c)(ii) (Transfers by Lenders).

5.            This Novation  Certificate  and any non-contractual  obligations arising out of or  in connection with it are governed by English law.

THE SCHEDULE

Rights and obligations to be novated

FACILTY	COMMITMENT
Revolving Facility	U.S.$	77,500,000

New Lender Details

Facility Office address: CaixaBank S.A., UK Branch, 8” Floor, 63 St Mary’s Axe, London, EC3A 8AA

Fax number: +44 (0) 207 621  9777

Attention details for notices:

(i) Administration Matters

lndividual(s):   Daniel Batista/Marcus Dews

Telephone No:   +44(0)207398160

Emails addresses: buzon.uafe@caixabank.com, dabatista@caixabank.com, mdews@icaixabank.com), iosejavier.ruiz@gdscusa.es

(ii) Credit Matters

lndividual(s):   Sergi Periago

Telephone No:   +44 (0) 2073980157  / +44 (0) 2073980143

Emails addresses:  buzon.uafe@caixabank.com, speriago@aiabank,com,

LLOYDS BANK PLC as Existing Lender

».      4Q4n

Date:

CAIXABANK S.A.,  UK BRANCH as New  Lender

By:

By:	Daniel Batista	Zacharioudakis

Date:

THE ROYAL BANK OF SCOTLAND PLC as Agent

By:

Dae.	27//0